PRESS RELEASE
For Immediate Release
Contact
Serge Monros
Savi Media Group
(858) 350-4207
SaviMediaGroup.com

Savi Media Group reports initial revenues

San Diego, CA-December 16, 2008

Savi Media Group (SVMI) is announcing its initial revenues generated from the sale of the DynoValve and expect sales to increase during 2009.

Over the past several months, SVMI has been conducting a pilot program with Diversified Cryogenics, a company operating in Minnesota.  With the on-going pilot program, the company will continue with additional purchase orders over the next several months.  Diversified Cryogenics is in the business of selling wholesale parts to commercial and industrial fleets. They currently provide products and services for over 4,500 vehicles.  Their pilot program concentrated on fuel economy.

 Also, SVMI currently has on-going pilot programs and is presently negotiating with other domestic fleets to be announced in the near future.

If you are interested in participating in our pilot testing of fleets, please call 714-906-3978 or e-mail cleanair@savi.tv for further information.

CEO

Serge Monros

Safe Harbor Statement:

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate," "believe," "expect," "future," "intend," "plan," and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, our ability to increase income streams, to grow revenue and earnings, and to obtain other Joint Ventures. These statements are only predictions and are subject to certain risks, uncertainties and assumptions, which are identified and described in the Company's public filings with the Securities and Exchange Commission.